CONSENT OF ERNST & YOUNG LLP

Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2003, in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-10683) and related Prospectus of MCF Corporation for the Registration of 41,947,254 shares of its common stock.

/s/    Ernst & Young

San Francisco, California

August 18, 2003